UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-41503	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2024 (the “Grant Date”), Innovative Solutions and Support, Inc. (the “Company”) granted Shahram Askarpour, the Company’s Chief Executive Officer, an award of 2,100,000 performance stock units (the “CEO Performance Award”) under the Innovative Solutions and Support, Inc. Amended and Restated 2019 Stock-Based Incentive Compensation Plan (the “Plan”). Pursuant to the CEO Performance Award, Mr. Askarpour would earn one share of the Company’s common stock, $0.001 par value per share (“Common Stock”) for each performance stock unit that vests if the Company’s Common Stock trades for 20 consecutive trading days at or above the applicable trading price thresholds (each such threshold, a “Vesting Price”), described below, during the four-year period following the Grant Date (the “Performance Period”).

The performance stock units will vest in three tranches (each a “Tranche”). Each Tranche consists of one-third of the performance stock units. The Vesting Prices for the three Tranches are $10.00, $12.00 and $14.00, respectively, but if the first Tranche has not vested by the third anniversary of the Grant Date, the Vesting Price first Tranche will be increased to $12.00 for the remainder of the Performance Period. Any performance stock units that have not vested as of the end of the Performance Period will be forfeited.

In the event Mr. Askarpour’s employment with the Company is terminated for any reason, any unvested performance stock units will be immediately forfeited with no compensation or payment due to Mr. Askarpour. If a Change in Control (as defined in the Plan) or similar event occurs during the Performance Period, each unvested Tranche will vest as of the effective time of such Change in Control to the extent that the per share consideration received by the Company’s shareholders in connection with the Change in Control is equal to or greater than the applicable Vesting Price for such Tranche.

The foregoing summary of the terms of the CEO Performance Award does not purport to be complete and is qualified in its entirety by reference to the award agreement evidencing the CEO Performance Award, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Performance Stock Unit Award Agreement dated November 20, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: November 22, 2024	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Chief Financial Officer